Exhibit No. 99
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FIRST EMPIRE STATE CORPORATION ONE M&T PLAZA BUFFALO, NEW YORK 14240
NEWS RELEASE
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CONTACT:  Gary S. Paul                                    FOR IMMEDIATE RELEASE
          (716) 842-5130                                  April 2, 1996



Buffalo, N.Y. -- First Empire State Corporation ("First Empire") (AMEX:FES) announced that National Indemnity Company, a subsidiary of Berkshire Hathaway Inc., the holder of all of the outstanding shares of First Empire's 9% convertible preferred stock ("Preferred Stock"), has converted those shares into 506,930 shares of First Empire common stock ("Common Stock") as of the close of business on March 29, 1996. Following the conversion, National Indemnity Company is the holder of 7.41% of the 6,844,923 shares of Common Stock outstanding.

National Indemnity Company was issued 40,000 shares of Preferred Stock on March 15, 1991 for $40 million. The Preferred Stock was converted into shares of Common Stock at a contractual conversion price of $78.90625 per share.

First Empire is a $12 billion bank holding company headquartered in Buffalo, New York. Its banking subsidiaries include Manufacturers and Traders Trust Company (Buffalo, New York), The East New York Savings Bank (New York City, New York) and M&T Bank, National Association (Oakfield, New York).





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